                                                                   Exhibit 99(f)

                                                                         ENTERED
                                                                     JAN 06 1999
                                                           U.S. BANKRUPTCY COURT
                                                            DISTRICT OF MARYLAND
                                                                       GREENBELT
                                                            [STAMP OF THE COURT]


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               Greenbelt Division


In re:                            )
                                  )       Case Nos. 98-23115 through
CRIIMI MAE Inc., et al.,          )       98-23117
                                  )       (Chapter 11)
                     Debtors.     )       Jointly Administered -
                                  )       Under Case No. 98-23115-DK
                                  )
                                  )
MERRILL LYNCH MORTGAGE            )
CAPITAL INC.,                     )
                                  )
                     Movant,      )
                                  )
         v.                       )
                                  )
CRIIMI MAE Inc.,                  )
                                  )
                     Respondent.  )



                           SUPPLEMENT TO CONSENT ORDER
                    REGARDING MOTION AND ADVERSARY PROCEEDING

       On December 4, 1998 this Court entered a certain Stipulation and Consent Order Regarding Motion and Adversary Proceeding (the "Consent Order"). A Notice of Entry of Stipulation and Consent Order Regarding Motion and Adversary Proceeding was served by counsel for CRIIMI MAE Inc. on December 7, 1998. On December 28, 1998 the Official Committee of Equity Security Holders filed a response (the "Response") to the Consent Order. No objections were filed to the Consent Order. By agreement and consent of the parties to the Consent Order, and by consent of the

Official Committee of Equity Holders, the Consent Order is hereby modified as follows:

       1. All of the rights, duties and obligations contained in the Consent Order which pertain to the Official Unsecured Creditors' Committee are hereby extended to include, without limitation, the Official Committee of Equity Security Holders, which shall hereafter have all of the rights, duties and obligations of a party to such Consent Order.

       2. All other provisions of the Consent Order remain in full force and effect.

       3. This Supplement to Consent Order Regarding Motion and Adversary Proceeding resolves the matters raised in the Response.

       SO ORDERED, THIS 5th day of January, 1999.




                               /s/ Duncan W. Keir
                               --------------------
                               Duncan W. Keir
                               United States Bankruptcy Judge

         CONSENTED AND AGREED TO:



         /s/ J. L. Tarkenton
         ------------------------------
         David R. Kuney, MFB # 07980
         WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
         PO Box 19841
         1120 Nineteenth Street, NW
         Washington, DC 20036-9841
         202-467-6900


         and


         A. Robert Pietrzak, Esq.
         William M. Goldman, Esq.
         Maria D. Me1endez, Esq.
         BROWN & WOOD LLP
         One World Trade Center
         New York, NY 10048-0557
         212-839-5300

         Co-Counsel for Merrill Lynch Mortgage Capital, Inc.



         /s/ Richard L. Wasserman
         ----------------------------
         Richard L. Wasserman, Esq.
         VENABLE BAETJER AND HOWARD, LLP
         1800 Mercantile Bank & Trust Building
         2 Hopkins Plaza
         Baltimore,MD 21201
         410-244-74OO

         Counsel for the Debtor, CRIIMI MAE Inc.

         /s/ Michael Bernstein
         -------------------------------
         Daniel M. Lewis, Esq.
         Michael Bernstein, Esq.
         ARNOLD & PORTER
         555 Twelfth Street, NW
         Washington, DC 20004-1206
         202-942-5000

         Counsel for the Official Committee of Unsecured Creditors



         /s/ Dennis Auerbach by JLT w/oral permission
         ---------------------------------------------
         Michael St. Patrick Baxter, Esq.
         COVINGTON & BURLING
         1201 Pennsylvania Avenue, NW
         Washington, DC 20044-7566
         202-662-6000

         Counsel for the Official Committee of Equity Security Holders


CC:

Office of the United States Trustee
6305 Ivy Lane, Suite 600
Greenbelt,MD 20770

David R. Kuney, Esq.
Womble Carlyle Sandridge & Rice, PLLC
PO Box 19841
1120 Nineteenth Street, NW
Washington, DC 20036-9841

A.  Robert Pietrzak, Esq.
William M. Goldman, Esq.
Maria D. Melendez, Esq.
Brown & Wood LLP
One World Trade Center
New York, NY 10048-0557

Richard L. Wasserman, Esq.
Venable Baetjer and Howard, LLP
1800 Mercantile Bank & Trust Building
2 Hopkins Plaza
Baltimore, MD 21201

Daniel M. Lewis, Esq.
Michael Bernstein, Esq.
Arnold & Porter
555 Twelfth Street, NW
Washington, DC 20004-1206

Michael St. Patrick Baxter
Covington & Burling
1201 Pennsylvania Avenue, NW
Washington, DC 20044-7566